Exhibit 99.1

For Immediate Release

Kura Sushi USA Provides Business Update Related to COVID-19 and

Announces Fiscal Second Quarter 2020 Financial Results

Irvine, CA. April 14, 2020 – Kura Sushi USA, Inc. (“Kura Sushi” or the “Company”) (NASDAQ: KRUS), a fast-growing technology-enabled Japanese restaurant concept, today provided a COVID-19 business update and reported fiscal second quarter financial results for the period ended February 29, 2020.

COVID-19 Business Update Highlights

➢	All 25 restaurants remain temporarily closed;
➢	Strong liquidity position with a cash and cash equivalents balance of approximately $24 million and no outstanding debt as of April 13, 2020;
➢	Entered into a $20 million Revolving Credit Agreement with Kura Sushi, Inc. (“Kura Sushi Japan”); and
➢	Applied for a Payroll Protection Program (“PPP”) loan under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”).

Fiscal Second Quarter 2020 Highlights

➢	Total sales increased 28% to $19.4 million, compared to the second quarter of 2019;
➢	Comparable restaurant sales growth increased 10.8%;
➢	Operating loss was $0.2 million, compared to operating income of $0.3 million in the second quarter of 2019;
➢	Net loss was $0.1 million, or ($0.02) per diluted share, compared to net income of $0.2 million, or $0.04 per diluted share in the second quarter of 2019;
➢	Restaurant-level contribution* was $3.9 million, compared to $2.9 million in the second quarter of 2019; and
➢	Adjusted EBITDA* was $1.4 million, compared to $1.2 million in the second quarter of 2019.

* Restaurant-level contribution and Adjusted EBITDA are non-GAAP measures and are defined below under “Key Financial Definitions”. Please see the reconciliation of non-GAAP measures accompanying this release.  See also “non-GAAP Financial Measures” below.

Hajime Uba, President and Chief Executive Officer of Kura Sushi, stated, “With the safety and well-being of our team members and guests as our top priority, we have taken all the necessary actions to adhere to CDC, state, and local guidelines, including temporarily closing all of our restaurants.  During these trying times, we are fortunate to have a strong balance sheet with a cash and cash equivalents balance of approximately $24 million and no debt as of April 13, 2020.  Our financial stability, combined with other steps we have taken to bolster our liquidity, gives us the confidence that we can weather these challenging economic conditions.”

Uba concluded, “We were pleased with our second quarter results as we posted double digit top line growth, an increase in comparable restaurant sales greater than 10%, and a modest improvement in our restaurant-level contribution margin.  These strong results would not have been possible without the dedication of our hard-working team members, who we look forward to bringing back once we reopen our restaurants.”

COVID-19 Business Update

As previously announced, on March 18, 2020, the Company temporarily closed all 25 of its restaurants and withdrew guidance for the fiscal year ending August 31, 2020, which was initially issued November 6, 2019.  The Company has since furloughed certain of its employees as a result of the restaurant closures, but will continue to provide health insurance benefits for furloughed employees.

The Company has a strong balance sheet with a cash and cash equivalents balance of approximately $24 million and no debt as of April 13, 2020.  In order to preserve financial flexibility and conserve cash, while maintaining the near-term flexibility to re-open its restaurants efficiently when conditions allow, the Company has taken certain measures to reduce costs and capital expenditures.

On April 10, 2020, Kura Sushi Japan, the Company’s controlling stockholder, has agreed to make available a $20 million revolving line of credit to Kura Sushi for a period of four years.  Kura Sushi has not borrowed any amount against the available revolving line of credit.

The Company has also applied for a PPP loan under the CARES Act.  The Company intends to use any loan funds on expenditures that would maximize forgivability under the terms of the program.  The Company’s application is still pending and there is no certainty that its application will be approved or that, if granted, the loan will qualify for forgiveness, in whole or in part.

Review of Second Quarter 2020 Financial Results

Total sales increased 28% to $19.4 million compared to $15.1 million in the second quarter of 2019.  The increase was primarily driven by incremental revenue from the five new restaurants opened subsequent to the second quarter of fiscal 2019 and comparable restaurant sales growth of 10.8%.   The comparable restaurant sales growth included a 5.6% increase in traffic and a 5.2% increase in average check. On a two-year basis, comparable restaurant sales growth was 17.6%.

Food and beverage costs were $6.1 million, representing a reduction as a percentage of sales of 60 basis points to 31.5%.  This decrease was primarily driven by pricing, and to a lesser degree, reduced waste.

Labor and related costs were $6.1 million, representing a reduction as a percentage of sales of 50 basis points to 31.7%. This decrease was largely driven by pricing and more efficient staffing practices.

Occupancy and related expenses were $1.6 million, representing an increase as a percentage of sales of 130 basis points to 8.4%. This increase was primarily driven by higher occupancy rates in our newer restaurants and an increase in pre-opening lease expense.

General and administrative costs increased by $1.0 million to $2.8 million, or 14.4% of sales. The increase was primarily due to $0.5 million of public company costs and $0.3 million in employee compensation related to additional headcount to support our growth in operations.

Operating loss was $0.2 million, compared to operating income of $0.3 million in the second quarter of 2019.

Net interest income during the first quarter was $137 thousand, compared to net interest expense of $35 thousand in the second quarter of 2019. We currently have zero outstanding debt under our credit facilities.

Income tax expense was approximately $30 thousand compared to an expense of $35 thousand in the second quarter of 2019.

Net loss was $0.1 million, or ($0.02) per diluted share, compared to net income of $0.2 million, or $0.04 per diluted share, in the second quarter of 2019.

Restaurant-level contribution* was $3.9 million compared to $2.9 million in the second quarter of 2019.  As a percentage of restaurant sales, restaurant-level contribution margin increased 80 basis points year-over-year to 20.1%.

Adjusted EBITDA* increased to $1.4 million compared to $1.2 million in the second quarter of 2019.

2 | Page

Restaurant Development

During the second quarter of 2020, two new restaurants were opened in Katy, Texas and Glendale, California.

Fiscal Year 2020 Outlook

As previously announced, due to the ongoing uncertainty around the duration and severity of the COVID-19 pandemic, the Company has withdrawn its financial guidance for fiscal 2020, the period ending August 31, 2020.

Conference Call

A conference call and webcast to discuss Kura Sushi’s financial results is scheduled for 5:00 p.m. ET today. Hosting the conference call and webcast will be Hajime “Jimmy” Uba, President and Chief Executive Officer; Koji Shinohara, Chief Financial Officer; and Benjamin Porten, Investor Relations Manager.

Interested parties may listen to the conference call via telephone by dialing 201-689-8471. A telephone replay will be available shortly after the call has concluded and can be accessed by dialing 412-317-6671; the passcode is 13701829.  The replay will be available until Tuesday, April 21, 2020.  The webcast will be available at www.kurasushi.com under the investor relations section and will be archived on the site shortly after the call has concluded.

About Kura Sushi USA, Inc.

Kura Sushi USA, Inc. is a technology-enabled Japanese restaurant concept with 25 locations in five states. The Company offers guests a distinctive dining experience built on authentic Japanese cuisine and an engaging revolving sushi service model. Kura Sushi USA, Inc. was established in 2008 as a subsidiary of Kura Sushi, Inc., a Japan-based revolving sushi chain with over 400 restaurants and 35 years of brand history. For more information, please visit www.kurasushi.com.

Key Financial Definitions

Restaurant-level Contribution, a non-GAAP measure, is defined as operating income plus depreciation and amortization, stock-based compensation expense, pre-opening lease expense, pre-opening costs, non-cash lease expense and asset disposals, closure costs and restaurant impairments, general and administrative expenses, less corporate-level stock-based compensation expense and corporate-level pre-opening costs. Restaurant-level contribution margin is defined as restaurant-level contribution divided by sales.

EBITDA, a non-GAAP measure, is defined as net income (loss) before interest, income taxes and depreciation and amortization.

Adjusted EBITDA, a non-GAAP measure, is defined as EBITDA plus stock-based compensation expense, pre-opening lease expense, pre-opening costs, non-cash lease expense, asset disposals, closure costs and restaurant impairments, as well as certain items that the Company believes are not indicative of its core operating results. Adjusted EBITDA margin is defined as adjusted EBITDA divided by sales.

Comparable Restaurant Sales Growth refers to the change in year-over-year sales for the comparable restaurant base.  The Company include restaurants in the comparable restaurant base that have been in operation for at least 18 months prior to the start of the accounting period presented, including those temporarily closed for renovations during the year. For restaurants that were temporarily closed for renovations during the year, the Company makes fractional adjustments to sales such that sales are annualized in the associated period.  Growth in comparable restaurant sales represents the percent change in sales from the same period in the prior year for the comparable restaurant base.

Non-GAAP Financial Measures

To supplement the condensed financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), certain financial measures, such as EBITDA, adjusted EBITDA, adjusted EBITDA margin, restaurant-level contribution and restaurant-level contribution margin (“Non-GAAP measures”) are not recognized under GAAP. These Non-GAAP measures are intended as supplemental measures of our performance that are neither required by, nor presented in accordance with, GAAP. The Company is presenting

3 | Page

these Non-GAAP measures because the Company believes that they provide useful information to management and investors regarding certain financial and business trends relating to our financial condition and operating results. Additionally, the Company presents restaurant-level contribution because it excludes the impact of general and administrative expenses which are not incurred at the restaurant-level. The Company also uses restaurant-level contribution to measure operating performance and returns from opening new restaurants.

The Company believes that the use of these Non-GAAP measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. However, you should be aware that restaurant-level contribution and restaurant-level contribution margin are financial measures which are not indicative of overall results for the Company, and restaurant-level contribution and restaurant-level contribution margin do not accrue directly to the benefit of stockholders because of corporate-level expenses excluded from such measures. In addition, you should be aware when evaluating these Non-GAAP measures that in the future the Company may incur expenses similar to those excluded when calculating these measures. The Company’s presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Our computation of these Non-GAAP measures may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate these Non-GAAP measures in the same fashion. Because of these limitations, these Non-GAAP measures should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. The Company compensates for these limitations by relying primarily on our GAAP results and using these Non-GAAP measures on a supplemental basis.

Forward-Looking Statements

Except for historical information contained herein, the statements in this press release or otherwise made by our management in connection with the subject matter of this press release are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and involve risks and uncertainties and are subject to change based on various important factors. This press release includes forward-looking statements that are based on management’s current estimates or expectations of future events or future results. These statements are not historical in nature and can generally be identified by such words as “target,” “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “continue,” “predict,” “potential,” “plan,” “anticipate” or the negative of these terms, and similar expressions. Management’s expectations and assumptions regarding future results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements included in this press release. These risks and uncertainties include but are not limited to: risks related to the COVID-19 outbreak; our ability to successfully maintain increases in our comparable restaurant sales; our ability to successfully execute our growth strategy and open new restaurants that are profitable; our ability to expand in existing and new markets; our projected growth in the number of our restaurants; macroeconomic conditions and other economic factors; our ability to compete with many other restaurants; our reliance on vendors, suppliers and distributors, including our parent company Kura Sushi, Inc.; concerns regarding food safety and foodborne illness; changes in consumer preferences and the level of acceptance of our restaurant concept in new markets; minimum wage increases and mandated employee benefits that could cause a significant increase in our labor costs; the failure of our automated equipment or information technology systems or the breach of our network security; the loss of key members of our management team; the impact of governmental laws and regulations; volatility in the price of our common stock; and other risks and uncertainties as described in our filings with the Securities and Exchange Commission (“SEC”). These and other factors that could cause results to differ materially from those described in the forward-looking statements contained in this press release can be found in the Company’s other filings with the SEC. Undue reliance should not be placed on forward-looking statements, which are only current as of the date they are made. The Company assumes no obligation to update or revise its forward-looking statements, except as may be required by applicable law.

### #### ###

Investor Relations Contact:

Alexis Tessier or Fitzhugh Taylor

(657) 333-4010

investor@kurausa.com

4 | Page

Kura Sushi USA, Inc.

Condensed Statements of Operations

(in thousands, except per share amounts; unaudited)

	Three Months Ended		Six Months Ended
	February 29, 2020	February 28, 2019	February 29, 2020	February 28, 2019
Sales	$19,388	$15,117	$36,828	$28,537
Restaurant operating costs:
Food and beverage costs	6,106	4,853	11,799	9,371
Labor and related costs	6,144	4,869	11,785	9,007
Occupancy and related expenses	1,637	1,075	3,076	1,995
Depreciation and amortization expenses	712	492	1,375	940
Other costs	2,210	1,701	4,257	3,346
Total restaurant operating costs	16,809	12,990	32,292	24,659
General and administrative expenses	2,783	1,817	6,109	3,965
Depreciation and amortization expenses	36	28	58	51
Total operating expenses	19,628	14,835	38,459	28,675
Operating income (loss)	(240)	282	(1,631)	(138)
Other expense (income):
Interest expense	33	40	67	81
Interest income	(170)	(5)	(367)	(10)
Income (loss) before income taxes	(103)	247	(1,331)	(209)
Income tax expense (benefit)	30	35	26	(30)
Net income (loss)	$(133)	$212	$(1,357)	$(179)
Net income (loss) per Class A and Class B common share
Basic	$(0.02)	$0.04	$(0.16)	$(0.04)
Diluted	$(0.02)	$0.04	$(0.16)	$(0.04)
Weighted average Class A and Class B shares outstanding
Basic	8,336	5,000	8,335	5,000
Diluted	8,336	5,105	8,335	5,000

5 | Page

Kura Sushi USA, Inc

Selected Balance Sheet Data and Selected Operating Data

(in thousands; except restaurants and percentages; unaudited)

	February 29, 2020	August 31, 2019
Selected Balance Sheet Data:
Cash and cash equivalents	$29,986	$38,044
Total assets(1)	$125,024	$76,410
Total liabilities(1)	$63,853	$14,229
Total stockholders’ equity	$61,171	$62,181

(1)

In fiscal first quarter 2020, the Company adopted Accounting Standards Codification 842, “Leases”, resulting in the recognition of operating lease right-of-use assets of $37 million and operating lease liabilities of $40 million in the condensed balance sheet.

	Three Months Ended		Six Months Ended
	February 29, 2020	February 28, 2019	February 29, 2020	February 28, 2019
Selected Operating Data:
Restaurants at the end of period	25	20	25	20
Comparable restaurant sales growth	10.8%	6.8%	8.9%	5.1%
EBITDA	$508	$802	$(198)	$853
Adjusted EBITDA	$1,369	$1,233	$1,226	$1,734
Adjusted EBITDA margin	7.1%	8.2%	3.3%	6.1%
Operating income (loss)	$(240)	$282	$(1,631)	$(138)
Operating profit margin	(1.2)%	1.9%	(4.4)%	(0.5)%
Restaurant-level contribution	$3,897	$2,913	$6,942	$5,423
Restaurant-level contribution margin	20.1%	19.3%	18.8%	19.0%

6 | Page

Kura Sushi USA, Inc

Reconciliation of GAAP Net Income (Loss) to EBITDA and Adjusted EBITDA

(in thousands; unaudited)

	Three Months Ended		Six Months Ended
	February 29, 2020	February 28, 2019	February 29, 2020	February 28, 2019
Net income (loss)	$(133)	$212	$(1,357)	$(179)
Interest (income) expense, net	(137)	35	(300)	71
Taxes	30	35	26	(30)
Depreciation and amortization	748	520	1,433	991
EBITDA	508	802	(198)	853
Stock-based compensation expense(1)	211	161	332	321
Pre-opening lease expense(2)	255	127	429	263
Pre-opening costs(3)	263	45	404	81
Non-cash lease expense(4)	132	98	259	216
Adjusted EBITDA	$1,369	$1,233	$1,226	$1,734

Kura Sushi USA, Inc

Reconciliation of GAAP Operating Income (Loss) to Restaurant-level Contribution

(in thousands; unaudited)

	Three Months Ended		Six Months Ended
	February 29, 2020	February 28, 2019	February 29, 2020	February 28, 2019
Operating income (loss)	$(240)	$282	$(1,631)	$(138)
Depreciation and amortization	748	520	1,433	991
Stock-based compensation expense(1)	211	161	332	321
Pre-opening lease expense(2)	255	127	429	263
Pre-opening costs(3)	263	45	404	81
Non-cash lease expense(4)	132	98	259	216
General and administrative expenses	2,783	1,817	6,109	3,965
Corporate-level stock-based compensation and pre-opening costs included in General and administrative expenses	(255)	(137)	(393)	(276)
Restaurant-level contribution	$3,897	$2,913	$6,942	$5,423

(1)

Stock-based compensation expense includes non-cash stock-based compensation, which is comprised of restaurant-level stock-based compensation included in other costs in the statements of operations and of corporate-level stock-based compensation included in general and administrative expenses in the statements of operations.

(2)	Pre-opening lease expense includes lease expenses incurred between date of possession and opening date of our restaurants.
(3)	Pre-opening costs consist of labor costs and travel expenses for new employees and trainers during the training period, recruitment fees, legal fees and other related pre-opening costs.
(4)	Non-cash lease expense includes lease expense after the opening date of our restaurants that did not require cash outlay in the respective periods.

7 | Page